UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 2, 2026

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Park Avenue
New York New York	10166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 Par Value	VOYA	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 5.35% Fixed-Rate Non-Cumulative Preferred Stock, Series B, $0.01 par value	VOYAPrB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2026, Voya Financial, Inc. (“Voya”) completed its registered public offering (the “Offering”) of $400 million aggregate principal amount of 5.050% Senior Notes due 2036 (the “Notes”). The Notes are senior unsecured obligations of Voya and are fully, irrevocably and unconditionally guaranteed (the “Guarantee”) by Voya Holdings Inc., a wholly-owned subsidiary of Voya (“Voya Holdings”). The Offering resulted in aggregate net proceeds to Voya of approximately $395.2 million, after deducting commissions and estimated expenses. As previously announced, Voya intends to use all of the net proceeds of the Offering for general corporate purposes, which may include repayment at maturity of the $447 million outstanding principal amount of our 3.65% Senior Notes due June 15, 2026.

The Notes and Guarantee were issued pursuant to the Indenture dated as of July 13, 2012 (the “Base Indenture”), as supplemented by a Tenth Supplemental Indenture dated as of March 2, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each among Voya, Voya Holdings and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes and Guarantee were offered and sold pursuant to the prospectus supplement dated February 23, 2026, to the prospectus dated February 20, 2026, each filed with the Securities and Exchange Commission (the “Commission”) as part of the Registration Statement on Form S-3 of Voya and Voya Holdings (Nos. 333-293632 and 333-293632-01) (the “Registration Statement”).

Voya will pay interest on the Notes on March 2 and September 2 of each year, beginning on September 2, 2026. The Notes will mature on March 2, 2036 and bear interest at a rate of 5.050% per annum. Voya may, at its option, redeem, in whole or in part, the Notes at any time and from time to time at the redemption prices described in the Supplemental Indenture. The Indenture limits Voya’s ability to create liens, dispose of stock of certain subsidiaries and merge, consolidate or sell assets. The Indenture also provides for customary events of default.

The foregoing descriptions of the Notes, Guarantee and related agreements are only a summary of certain provisions and are qualified in their entirety by the terms of the Base Indenture, as filed with the Commission and incorporated by reference as an exhibit to the Registration Statement, the Supplemental Indenture and the form of Notes, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are expressly incorporated by reference herein and into the Registration Statement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On March 2, 2026, Voya issued the Notes, as guaranteed by Voya Holdings. Exhibits are filed herewith in connection with the Registration Statement. The following documents are being filed with this Current Report on Form 8-K: (i) Underwriting Agreement, dated February 23, 2026, among Voya Financial, Inc., Voya Holdings, Inc. and Citigroup Global Markets Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters listed on Schedule I thereto; (ii) Supplemental Indenture; (iii) Form of Notes; and (iv) opinions of Faegre Drinker Biddle & Reath LLP and Day Pitney LLP regarding the Notes and the related Guarantee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 23, 2026, among Voya Financial, Inc., Voya Holdings Inc. and Citigroup Global Markets Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters listed on Schedule I thereto

4.1	Tenth Supplemental Indenture, dated as of March 2, 2026, among Voya Financial, Inc., Voya Holdings Inc. and U.S. Bank Trust Company, National Association, as trustee

4.2	Form of 5.050% Senior Notes due 2036 (included in Exhibit 4.1)

5.1	Opinion of Faegre Drinker Biddle & Reath LLP

5.2	Opinion of Day Pitney LLP

23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)

23.2	Consent of Day Pitney LLP (included in Exhibit 5.2)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYA FINANCIAL, INC.

Date: March 2, 2026	By:	/S/ Julie Watson
	Name:	Julie Watson
	Title:	Vice President, Counsel and Corporate Secretary